FIRST AMENDMENT TO

PARTICIPATION AGREEMENT

This First Amendment to Participation Agreement (“Amendment”) is entered into as of 4-28 2007 by and among Legg Mason Investor Services, LLC, (the “Distributor”), and Legg Mason Partners Variable Equity Trust and Legg Mason Partners Variable Income Trust and Allstate Life Insurance Company of New York, (the “Company” or “You”).

WHEREAS, the parties desire to amend the agreement to reflect the name change of the Trust Entities and the Fund names;

WHEREAS, the parties entered into a Participation Agreement dated October 31, 2002, (the ‘‘Agreement”);

WHEREAS, the parties desire to amend Schedule A to the Participation Agreement;

NOW, THEREFORE, in consideration of these premises and the terms and conditions set forth herein, the parties agree as follows:

1.    Schedule A of the Agreement shall be deleted in its entirety and replaced with Schedule A attached hereto.

2.     Other Terms.

Other than the foregoing, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect and are ratified and confirmed in all respects by the parties to this Amendment.

IN WITNESS WHEREOF, You and Distributor have caused this Amendment to be executed and delivered as of the date first above written.

Legg Mason Investor Services, LLC

By:	/s/	By:	/s/
Name:		Name:
Title:		Title:	Assistant Vice President
Date:		Date:

Legg Mason Variable Equity Trust		Legg Mason Variable Income Trust

By:	/s/	By:	/s/
Name:		Name:
Title:		Title:
Date:		Date:

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SCHEDULE A

PORTFOLIOS AVAILABLE UNDER THE CONTRACTS

Old Trust Name	Old Fund Name	New Trust Name	New Fund Name	Cusip/Ciass
Salomon Brothers Variable Series Funds Inc	Salomon Brothers Variable Capital Fund	LeggMason Partners Variable Equity Trust	LeggMason Partners Variable Fundamental Value Portfolio*	52467W858 Class I
—	—	LeggMason Partners Variable Equity Trust	LeggMason Partners Variable Investors Portfolio	52467M504 Class I
—	—	LeggMason Partners Variable Income Trust	LeggMason Partners Variable Global High Yield Bond Portfolio	52467K839 Class I

*Surviving fund into which old fund merged. Note that the surviving fund is in a different trust.

SEPARATE ACCOUNTS UTILIZING THE FUNDS

Allstate Life of New York Separate Account A

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

Consultant Accumulator NYLU 599

Consultant Protector NYLU 598

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